EXHIBIT D

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares of

NB PRIVATE MARKETS ACCESS FUND LLC

Tendered Pursuant to the Offer to Purchase
Dated February 28, 2024

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY UMB FUND SERVICES, INC. BY,

11:59 P.M., EASTERN TIME, ON FRIDAY, MARCH 29, 2024,

UNLESS THE OFFER IS EXTENDED.

Complete this Notice of Withdrawal and return to:

NB Private Markets Access Fund LLC

c/o UMB Fund Services, Inc.

235 W. Galena Street

Milwaukee, WI 53212

Attention: Tender Offer Administrator

Phone: (844) 448-4480

Fax: (816) 860-3140

Tender Withdrawal Letter Page 1 of 2

NB PRIVATE MARKETS ACCESS FUND LLC

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of limited liability company interests in NB Private Markets Access Fund LLC (the “Fund”) for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________      .

Such tender was in the amount of:

☐	All of the undersigned's entire shares of limited liability company interests.
☐	A portion of the undersigned's shares of limited liability company interests expressed as a specific dollar value or number of shares

$_______________________or_______________________ (number of shares)

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the shares in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL SHAREHOLDERS AND JOINT TENANTS:	FOR OTHER SHAREHOLDERS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Shareholder

Print Name of Shareholder	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date:

Tender Withdrawal Letter Page 2 of 2